Exhibit 10.33

AMENDMENT TO AMENDED AND RESTATED OFFER LETTER AGREEMENT

This Amendment to Amended and Restated Offer Letter Agreement (this “Amendment”) is made and entered into as of the 13th day of March, 2016, by and between PhaseRx, Inc., a Delaware corporation, having a place of business at 410 West Harrison Street, Seattle, WA 98119 (the “Company”), and Robert W. Overell, Ph.D., having a place of business at 1854 NW 195th St. #302, Shoreline, WA 98177 (the “Executive”).

RECITALS

WHEREAS, the Executive and the Company entered into an Amended and Restated Offer Letter Agreement, dated as of August 17, 2009 (the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending legally to be bound, hereby agree as follows:

1.            Definitions

Unless the context clearly requires otherwise, all capitalized terms as used herein shall have the same meanings as used in the Agreement.

2.            Amendments to Agreement

The following heading and paragraph, set forth in Section C under Section II of Exhibit A to the Agreement shall be deleted in its entirety:

“C.           Bonus Eligibility upon Acquisition

If the Company is sold in an acquisition generating at least $150 million in gross proceeds to the Company prior to the consummation of an Equity Financing (as defined below) (an “Acquisition”), the Company will use its best efforts to provide you with consideration equivalent to the consideration, if any, payable in connection with such Acquisition to a holder of the Company’s Common Stock equal to one percent (1%) of the Company’s fully diluted share capital immediately prior to the closing of such Acquisition (which, for the avoidance of doubt, shall include all then outstanding shares of capital stock of the Company and rights to acquire capital stock of the Company), subject to the terms of any definitive agreements entered into in connection with such Acquisition, including without limitation escrow and holdback provisions, if any. An “Equity Financing” shall mean a transaction or series of related transactions occurring on or after September 1, 2009 pursuant to which the Company issues and sells shares of its Preferred Stock for the principal purpose of raising capital.”

3.            No Other Waivers or Modifications; Applicability of this Agreement

Except to the extent expressly modified by Section 2 of this Amendment, no other covenant, term, provision, condition or agreement of the parties set forth in the Agreement shall be deemed to be waived, modified or amended in any way by this Amendment. All of the recitals, covenants, terms, provisions, conditions and agreements of the parties set forth in the Agreement shall be deemed applicable to this Amendment.

4.            Entire Agreement

The Agreement, as modified by this Amendment, constitute the entire agreement between the parties, and supersedes all prior or written agreements, commitments or understandings concerning the matters provided for herein.

5.            Counterparts

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail (in portable document format (“PDF”)) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

COMPANY:	EXECUTIVE

PHASERX, INC.	/s/ Robert W. Ovrell, Ph.D.
a Delaware corporation	Robert W. Overell, Ph.D.

By:	/s/ Helen Tsui
Name:	Helen Tsui
Title:	Vice President, Finance

[Signature page to the Amendment to Amended and Restated Offer Letter Agreement]